UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13, 15(d), or 37 of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2007

TENNESSEE VALLEY AUTHORITY
(Exact name of registrant as specified in its charter)

A corporate agency of the United States created by an act of Congress (State or other jurisdiction of incorporation or organization)	000-52313 Commission file number	62-0474417 (I.R.S. Employer Identification No.)

400 W. Summit Hill Drive Knoxville, Tennessee (Address of principal executive offices)		37902 (Zip Code)

(865) 632-2101
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 31, 2007, Congress adjourned without the Senate having voted upon President George W. Bush’s nominations of Susan Richardson Williams and Bishop William Graves to the TVA Board of Directors (the “Board”).  Ms. Williams and Bishop Graves had been members of the Board since 2006, but their terms expired May 18, 2007.  In such a situation, the TVA Act permitted them to continue to serve as directors until the end of the then-current session of Congress.  Because Congress adjourned and their nominations were not approved, Ms. Williams and Bishop Graves are no longer directors of TVA.

As a result of these vacancies and a previous vacancy, there are currently six directors on the Board.  Under the TVA Act, while the Board may have up to nine directors, a quorum for transacting business is five directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

   Tennessee Valley Authority
   (Registrant)

Date: January 7, 2008                                                   /s/ John M. Thomas, III
John M. Thomas, III
Vice President and Controller